UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		July 19, 2007

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 19, 2007, Richard B. Black, a member of the Board of Directors (the "Board") of AltiGen Communications, Inc. (the "Company"), resigned from the Board, effective immediately. There was no disagreement or dispute between Mr. Black and the Company which led to his resignation from the Board.

On July 24, 2007, the Board appointed Jeremiah Fleming as a Class II Director to serve until the next scheduled election for Class II Directors or his earlier removal or resignation. There are no arrangements or understandings between Mr. Fleming and any other person pursuant to which Mr. Fleming was selected as a Director. There are no transactions involving Mr. Fleming that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Fleming will not serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: July 25, 2007	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer